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                                                                   EXHIBIT 10(b)




                                      1988

                     STOCK OPTION AND RESTRICTED STOCK PLAN

                                       OF

                            UNION PACIFIC CORPORATION









                           (EFFECTIVE APRIL 15, 1988 -
                AS AMENDED SEPTEMBER 26, 1991, FEBRUARY 1, 1992,
                       APRIL 24, 1997, NOVEMBER 20, 1997,
                      SEPTEMBER 24, 1998 AND MAY 25, 2000)



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                   1988 STOCK OPTION AND RESTRICTED STOCK PLAN
                          OF UNION PACIFIC CORPORATION


1.       PURPOSE.

         The purpose of the 1988 Stock Option and Restricted Stock Plan of Union Pacific Corporation (the "Plan") is to promote the interests of Union Pacific Corporation (the "Company") and its shareholders by strengthening its ability to attract and retain officers and key employees in the employ of the Company or of any subsidiary of the Company by furnishing additional incentives whereby such present and future officers and key employees may be encouraged to acquire, or to increase their acquisition of, the Company's common stock, thus maintaining their personal interest in the Company's continued success and progress. The Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights and shares of Company common stock restricted in accordance with the provisions of Section 8 below ("Restricted Shares"), all in accordance with the terms and conditions set forth below. Unless otherwise required by the context, the term "option" shall refer to non-qualified options, incentive stock options and stock appreciation rights.

2.       ADMINISTRATION.

         The Plan shall be administered by a Stock Option Committee (the "Committee"), to be designated by the Board of Directors of the Company and to be comprised of not less than three members of the Board of Directors who are not eligible to participate under the Plan. Members of the Committee shall be appointed from time to time by the Board of Directors for such terms as it shall determine, and may be removed by the Board at any time with or without cause. The Committee shall have complete authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant options and Restricted Shares thereunder, to administer the Plan, to make recommendations to the Board, and to take all such steps and make all such determinations in connection with the Plan and the options and Restricted Shares granted thereunder as it may deem necessary or advisable. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his capacity as a Director of the Company. Each eligible employee (as defined below) to whom an option or Restricted Shares is granted is hereinafter referred to as the "Optionee" or the "Participant", respectively. The granting of an option or Restricted Shares pursuant to the Plan shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such an option to an Optionee at a particular price or such Restricted Shares to a Participant. Each Option or grant of Restricted Shares shall, if required by the Committee, be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Company and the Optionee or Participant, respectively, and contain provisions not inconsistent with the Plan.

3.       ELIGIBILITY.

         To be eligible for selection by the Committee to participate in the Plan an individual must be an officer or key employee of the Company, or of any subsidiary of the Company, as of the date on which the Committee grants to such individual an option or Restricted Shares (hereinafter collectively referred to as "eligible employees"). Those Directors who are not full-time salaried officers or employees shall not be eligible. Subject to the provisions of this Plan, options or Restricted Shares may be granted to eligible employees in such number and at such times during the term of this Plan as the Committee shall determine, the Committee taking into account the duties of the respective employees, their present and potential contributions to the success of the



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Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

4.       STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 10 hereof, the maximum number and kind of shares as to which options or Restricted Shares may at any time be granted under the Plan are 8,400,000 shares of common stock of the Company of the par value of $2.50 per share ("Common Stock") of which shares no more than 400,000 shares of Common Stock may be issued as grants of Restricted Shares under the Plan. Shares of Common Stock subject to options or granted as Restricted Shares under the Plan may, in the discretion of the Board of Directors of the Company, be either authorized but unissued shares or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised options, shares of Common Stock subject thereto shall again be available for option or grant as Restricted Shares under the Plan. Shares of Common Stock covered by an option, or portion thereof, which is surrendered upon the exercise of a stock appreciation right, shall thereafter be unavailable for option or grant as Restricted Shares under the Plan. Upon the forfeiture (in whole or in part) of a grant of Restricted Shares, the shares of Common Stock subject to such forfeiture shall again be available for option or grant as Restricted Shares under the Plan.

5.       TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS.

         All non-qualified options under the Plan shall be granted subject to the following terms and conditions:

         (a) Option Price. The option price per share with respect to each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee.

         (b) Duration of Options. Options shall be exercisable at such times and under such conditions as set forth in the written agreement evidencing such option, but in no event shall any option be exercisable subsequent to the tenth anniversary of the date on which the option is granted.

         (c) Exercise of Option. The shares of Common Stock covered by an option may not be purchased prior to the first anniversary of the date on which the option is granted (unless the Committee shall determine otherwise), or such longer period as the Committee may determine in a particular case, but thereafter may be purchased at one time or in such installments over the balance of the option period as may be provided in the option. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by notice to the Company stating the number of shares with respect to which the option is being exercised.

          (d) Payment. Shares of Common Stock purchased under options shall, at the time of purchase, be paid for in full. All, or any portion, of the option exercise price may, at the discretion of the Committee, be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. In addition, to the extent permitted by the Committee, the option exercise price may be paid by authorizing the Company to withhold Common Stock otherwise issuable upon exercise of the option. Such shares previously acquired or shares withheld to pay the option exercise price shall be valued at fair market value on the date the option is exercised in accordance with the procedures to be established



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by the Committee. No shares shall be issued or delivered until full payment therefor has been made. A holder of an option shall have none of the rights of a stockholder until the shares of Common Stock are issued to him. If an amount is payable by an Optionee to the Company under applicable income tax laws in connection with the exercise of non-qualified options, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such income tax laws.

         (e) Restrictions. The Committee shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder including restrictions on the transferability of such shares acquired through the exercise of such option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such periods as the Committee may determine and, further, that in the event the Optionee's employment by the Company or a subsidiary terminates during the period in which such shares are non-transferable, the Optionee shall be required to sell such shares back to the Company at such price as the Committee may specify in the option.

         (f) Purchase for Investment. The Committee shall have the right to require that each Optionee or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued, pursuant to the exercise of an option, jointly with that of any Optionee, represent and agree that any and all shares of Common Stock of the Company purchased pursuant to such option will be purchased for investment and not with a view to the distribution or resale thereof or that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the written agreement granting such option; provided, however, that the foregoing provisions of this subparagraph (f) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from any governmental agency and has completed all necessary or advisable registrations or other qualification of shares of Common Stock as to which options may from time to time be granted, all as contemplated by Section 9 hereof.

         (g) Non-Transferability of Options. During an Optionee's lifetime, the option may be exercised only by him. Options shall not be transferable, except for exercise by the Optionee's legal representatives or beneficiaries.

         (h) Termination of Employment. Upon the termination of an Optionee's employment, for any reason other than death, then, except as provided below, the option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option (unless the Committee shall determine in a specific case that particular limitations and restrictions under the Plan shall not apply) and such option shall expire according to the following schedule:

                  (i) Retirement. Option shall expire, unless exercised, five (5) years after the Optionee's retirement from the Company or any subsidiary of the Company under the provisions of the Company's or a subsidiary's pension plans.

                  (ii) Disability. Option shall expire, unless exercised, five (5) years after the date the Optionee is eligible to receive disability benefits under the provisions of the Company's or a subsidiary's long-term disability plan.



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                  (iii)    Disposition of Business. In the case of a termination
                           resulting from the disposition by the Company or any of its subsidiaries of all or a part of its interest in, or the discontinuance of a business of, a subsidiary, division or other business unit, the option shall expire, unless exercised, five (5) years after the date of termination;

                  (iv) Force Reduction Program. In the case of termination (other than retirement) resulting from a force reduction program instituted by the Company or any of its Subsidiaries, the option shall expire, unless exercised, at the later of (A) three (3) years from the date of termination, or (B) the earlier of (x) three (3) years from the date the option becomes exercisable and (y) five (5) years from the date of termination.

                  (v) All Other Terminations. Option shall expire, unless exercised, three (3) months after the date of such termination.

                  (vi) Gross Misconduct. Option shall expire upon receipt by Optionee of the notice of termination if he is terminated for deliberate, willful or gross misconduct as determined by the Company.

         (i) Death of Optionee. Upon the death of an Optionee during his period of employment, his option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of his death (unless the Committee shall determine in a specific case that particular limitations and restrictions under the Plan shall not apply) and such option shall expire, unless exercised by his legal representatives or beneficiaries, five (5) years after the date of his death.

         (j) The Committee may permit an Optionee to elect to defer receipt of all or part of the Common Stock issuable upon the exercise of an option, pursuant to rules and regulations adopted by the Committee. The Committee may permit the payment of cash in lieu of Common Stock upon payment of the deferred amount.

In no event, however, shall any option be exercisable pursuant to Sections 5(h) and (i) subsequent to the tenth anniversary of the date on which it is granted.

6.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) General. The Committee may also grant a stock appreciation right in connection with a non-qualified option, either at the time of grant or by amendment. Such stock appreciation right shall cover the same shares covered by such option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except for the provisions of Section 5(d) hereof, be subject to the same terms and conditions as the related non-qualified option.

(b) Exercise and Payment. Each stock appreciation right shall entitle the Optionee to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Committee. The fair market value shall be the value determined in accordance with procedures established by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. No fractional



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shares shall be issued but instead cash shall be paid for a fraction or, if the
Committee should so determine, the number of shares shall be rounded downward to the next whole share. If an amount is payable by an Optionee to the Company under applicable income tax laws in connection with exercises of stock appreciation rights, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such income tax laws.

         (c) Restrictions. The obligation of the Company to satisfy any stock appreciation right exercised by an Optionee subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall be conditioned upon the prior receipt by the Company of an opinion of counsel to the Company that any such satisfaction will not create an obligation on the part of such Optionee pursuant to Section 16(b) of such Act to reimburse the Company for any statutory profit which might be held to result from such satisfaction.

7.       TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

         (a) General. The Committee may also grant incentive stock options as defined under section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). All incentive stock options issued under the Plan shall, except for the provisions of Sections 5(h) and (i) and Section 6 hereof, be subject to the same terms and conditions as the non-qualified options granted under the Plan provided that the third sentence of Section 5(d) shall not apply to incentive stock options granted prior to February 1, 1992. In addition, incentive stock options shall be subject to the conditions of Sections 7(b), (c) and (d).

         (b) Limitation of Exercise. The aggregate fair market value (determined as of the date the incentive stock option is granted) of the shares of stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year, under this Plan or any other stock option plans adopted by the Company, its Subsidiaries or any predecessor companies thereof, shall not exceed $100,000.

          (c) Termination of Employment. Upon the termination of an Optionee's employment, for any reason other than death, his incentive stock option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option (unless the Committee shall determine in a specific case that particular limitations and restrictions under the Plan shall not apply), and such option shall expire as an incentive stock option (but shall remain a non-qualified option exercisable pursuant to the terms of Section 5 hereof less the time period already elapsed under such Section), according to the following schedule:

                  (i) Retirement. An incentive stock option shall expire, unless exercised, three (3) months after the Optionee's retirement from the Company or any Subsidiary of the Company under the provisions of the Company's or a subsidiary's pension plans.

                  (ii) Disability. In the case of an Optionee who is disabled within the meaning of section 22(e)(3) of the Code, an incentive stock option shall expire, unless exercised, twelve (12) months after the date the Optionee terminates employment or the date the Optionee is eligible to receive disability benefits under the provisions of the Company's or a subsidiary's long-term disability plan, whichever is earlier.

                  (iii) Gross Misconduct. An incentive stock option shall expire upon receipt by an Optionee of the notice of termination if he is terminated for deliberate, willful or gross misconduct as determined by the Company.



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                  (iv)     All Other Terminations. An incentive stock option
                           shall expire, unless exercised, three (3) months after the date of such termination.

         In the case of incentive stock options granted after April 24, 1997, the Committee may extend the period during which an incentive stock option may be exercised as a non-qualified stock option to up to three (3) years from the date of a termination not due to retirement, disability or gross misconduct or, if later, three (3) years from the date the option becomes exercisable but not more than five years after the date of such a termination.

         (d) Death of Optionee. Upon the death of an Optionee during his period of employment, his incentive stock option shall be exercisable as an incentive stock option only as to those shares of Common Stock which were subject to the exercise of such option at the time of his death (unless the Committee shall determine in a specific case that particular limitations and restrictions under the Plan shall not apply), and such option shall expire, unless exercised by his legal representatives or beneficiaries, five (5) years after the date of his death.

In no event, however, shall any incentive stock option be exercisable pursuant to Sections 7(c) and (d) subsequent to the tenth anniversary of the date on which it was granted.

8.       TERMS AND CONDITIONS OF RESTRICTED SHARES.

         (a) General. With respect to each grant of Restricted Shares under the Plan, the Committee, in its sole discretion, shall determine the period during which the restrictions set forth in Section 8(b) shall apply to such Restricted Shares (the "Restricted Period"). The Restricted Period shall not be less than 36 nor more than 60 consecutive months commencing with the first day of the month in which the Restricted Shares are granted. Subject to the provisions of
Section 8(c), a grant of Restricted Shares shall be effective for the Restricted Period and may not be revoked. Approved leaves of absence of one year or less shall not be deemed terminations or interruptions in continuous service under this Section 8. Leaves of absence of more than one year will be deemed to be terminations under this Section unless the Committee determines otherwise.

         (b) Restrictions. At the time of grant of Restricted Shares to a Participant, a certificate representing the number of shares of Common Stock granted shall be registered in his name but shall be held by the Company for the account of the Participant. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 8(c) hereof, the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period;
(ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by
Section 8(c) hereof. Any shares of Common Stock received as a result of a transaction listed in Section 10 hereof shall be subject to the same restrictions as such Restricted Shares unless the Committee shall determine otherwise.



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         (c)      Termination of Employment.

                  (i) Disability and Retirement. If a Participant ceases to be an employee of the Company or a subsidiary prior to the end of a Restricted Period by reason of disability (as defined in Section 5(h)(ii) hereof) or retirement (as defined in Section 5(h)(i) hereof), the number of Restricted Shares granted to such Participant for such Restricted Period shall be reduced in proportion to the Restricted Period (determined on a monthly basis) remaining after the Participant ceases to be an employee and all restrictions on such reduced number of shares shall lapse. A certificate for such shares shall be delivered to the Participant in accordance with the provisions of Section 8(d) hereof. The Committee may, if it deems appropriate, direct that the Participant receive a greater number of shares of Common Stock free of all restrictions but not exceeding the number of Restricted Shares then subject to the restrictions of Section 8(b).

                  (ii) Death. If a Participant ceases to be an employee prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such participant shall immediately vest in his beneficiary or estate and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant's beneficiary or estate in accordance with the provisions of
                           Section 8(d) hereof.

                  (iii) All Other Terminations. If a Participant ceases to be an employee prior to the end of a Restricted Period for any reason other than death, disability or retirement, the Participant shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 8(b) hereof in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a participant whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 8(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 8(d) hereof.

         (d) Payment of Restricted Shares. At the end of the Restricted Period or at such earlier time as provided for in Section 8(c) hereof or as the Committee may determine, all restrictions applicable to the Restricted Shares shall lapse and a stock certificate for a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Participant or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or his beneficiary or estate, as the case may be. If an amount is payable by a Participant to the Company under applicable income tax laws in connection with the lapse of such restrictions, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to make such payment, in whole or in part, by electing to authorize the Company to transfer to the Company Restricted Shares otherwise deliverable to the Participant having a fair market value equal to the amount to be paid under such income tax laws.



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9.       REGULATORY APPROVALS AND LISTING.

         The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an option or a stock appreciation right or the vesting of Restricted Shares granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10.      ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION.

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board of Directors of the Company, upon recommendation of the Committee, may make such equitable adjustments, designed to protect against dilution, as it may deem appropriate in the number and kind of shares authorized by the Plan thereby and in the option price and, with respect to grants of Restricted Shares, in the number and kind of shares covered thereby.

11.      TERM OF PLAN.

         No non-qualified option, incentive stock option, stock appreciation right or Restricted Shares shall be granted pursuant to this Plan after April 14, 1998, but non-qualified options, incentive stock options, stock appreciation rights and grants of Restricted Shares theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto and to shares of Common Stock acquired upon exercise of such options or stock appreciation rights.

12.      TERMINATION OR AMENDMENT OF THE PLAN.

         The Board of Directors may at any time terminate the Plan with respect to any shares of the Company not at the time subject to option or the provisions of Section 8, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any regulatory approval, referred to in clause (i) of Section 9 hereof), provided that no change in any option or Restricted Shares theretofore granted may be made which would impair the rights of an Optionee or a Participant, respectively, without the consent of such Optionee or Participant and, further, that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 4 (except by operation of Section 10), (ii) extend the term of the Plan or extend the term of options granted thereunder to beyond the tenth anniversary of the date of grant, (iii) reduce the option price at which options may be granted, or (iv) change the class of eligible employees who may receive options or Restricted Shares under the Plan. The Committee may amend the Plan to extend the exercise period following an Optionee's termination of an option granted prior to September 24, 1998, but not beyond (i) in the case of a termination resulting from the disposition by the Company of all or a part of its interest in, or the discontinuance of the business of, a subsidiary, division or other business unit of the Company, five years from the date of termination and (ii) in the case of all other terminations, not more than three years from the date of termination, or, if later, three years from the date the option becomes exercisable but not more than five years after the date of such termination.



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13.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective April 15, 1988 upon approval of the shareholders of the Company.








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